EXHIBIT 4.3

                                                        [Exhibit A to Senior
                                                        Secured Notes due 2005
                                                        and Senior Secured Notes
                                                        due 2002 of Geokinetics
                                                        Inc. issued on
                                                        October 1, 1999]
================================================================================

                                GEOKINETICS INC.,
                                   as Issuer,

                           THE GUARANTORS PARTY HERETO

                                       and

                [                                              ],
                                   as Trustee

                            -------------------------
                                    INDENTURE

                            Dated as of [           ]

                            -------------------------

                       up to $51,358,000 Originally Issued

                          Senior Secured Notes due 2005

                          Senior Secured Notes due 2002

================================================================================

                                TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
                                   ARTICLE ONE

                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.       Definitions............................................1
SECTION 1.02.       Incorporation by Reference of TIA.....................27
SECTION 1.03.       Rules of Construction.................................27

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.       Form and Dating.......................................28
SECTION 2.02.       Execution and Authentication;
                      Aggregate Principal Amount..........................28
SECTION 2.03.       Registrar and Paying Agent............................29
SECTION 2.04.       Paying Agent To Hold Assets in Trust..................30
SECTION 2.05.       Noteholder Lists......................................31
SECTION 2.06.       Transfer and Exchange.................................31
SECTION 2.07.       Replacement Notes.....................................32
SECTION 2.08.       Outstanding Notes.....................................32
SECTION 2.09.       Treasury Notes........................................33
SECTION 2.10.       Temporary Notes.......................................33
SECTION 2.11.       Cancellation..........................................33
SECTION 2.12.       Payment of Interest; Defaulted Interest...............34
SECTION 2.13.       CUSIP Number..........................................34
SECTION 2.14.       Deposit of Moneys.....................................35
SECTION 2.15.       Persons Deemed Owners.................................35

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.       Notices to Trustee....................................35
SECTION 3.02.       Selection of Notes To Be Redeemed.....................36
SECTION 3.03.       Notice of Redemption..................................36
SECTION 3.04.       Effect of Notice of Redemption........................37
SECTION 3.05.       Deposit of Redemption Price...........................38
SECTION 3.06.       Notes Redeemed in Part................................38

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.       Payment of Notes......................................38
SECTION 4.02.       Maintenance of Office or Agency.......................39
SECTION 4.03.       Corporate Existence...................................39
SECTION 4.04.       Payment of Taxes and Other Claims.....................40
SECTION 4.05.       Maintenance of Properties and Insurance...............40
SECTION 4.06.       Compliance Certificate; Notice of Default.............41
SECTION 4.07.       Compliance with Laws..................................42
SECTION 4.08.       SEC Reports...........................................42
SECTION 4.09.       Waiver of Stay, Extension or Usury Laws...............43
SECTION 4.10.       Limitation on Restricted Payments.....................43
SECTION 4.11.       Limitation on Transactions with Affiliates............46
SECTION 4.12.       Limitation on Incurrence of Additional
                      Indebtedness and Issuance of Disqualified
                      Capital Stock.......................................47
SECTION 4.13.       Limitation on Dividend and Other Payment
                      Restrictions Affecting Subsidiaries.................48
SECTION 4.14.       Payments on 2002 Notes................................49
SECTION 4.15.       Change of Control.....................................49
SECTION 4.16.       Limitation on Asset Sales.............................50
SECTION 4.17.       Limitation on Preferred Stock of Subsidiaries.........54
SECTION 4.18.       Limitation on Liens...................................54
SECTION 4.19.       Additional Guarantors.................................55
SECTION 4.20.       Limitation on Issuance of Shares of Subsidiaries......55
SECTION 4.21.       Non-Guarantor Subsidiary..............................56
SECTION 4.22.       Conduct of Business...................................56
SECTION 4.23.       Limitation on Seismic Operations......................56
SECTION 4.24.       Equal Security for Notes and Guarantees; No
                      Further Negative Pledges............................56
SECTION 4.25.       Pledge of Additional Collateral.......................57
SECTION 4.26.       Security Interests....................................58
SECTION 4.27.       Cash Maintenance......................................58

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.       Merger, Consolidation and Sale of Assets..............59

SECTION 5.02.       Successor Corporation Substituted.....................61

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.       Events of Default.....................................62
SECTION 6.02.       Acceleration..........................................64
SECTION 6.03.       Other Remedies........................................65
SECTION 6.04.       Waiver of Past Defaults...............................65
SECTION 6.05.       Control by Majority...................................65
SECTION 6.06.       Limitation on Suits...................................66
SECTION 6.07.       Rights of Holders To Receive Payment..................67
SECTION 6.08.       Collection Suit by Trustee............................67
SECTION 6.09.       Trustee May File Proofs of Claim......................67
SECTION 6.10.       Priorities............................................68
SECTION 6.11.       Undertaking for Costs.................................69

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.       Duties of Trustee.....................................69
SECTION 7.02.       Rights of Trustee.....................................70
SECTION 7.03.       Individual Rights of Trustee..........................72
SECTION 7.04.       Trustee's Disclaimer..................................72
SECTION 7.05.       Notice of Default.....................................73
SECTION 7.06.       Reports by Trustee to Holders.........................73
SECTION 7.07.       Compensation and Indemnity............................73
SECTION 7.08.       Replacement of Trustee................................75
SECTION 7.09.       Successor Trustee by Merger, Etc......................76
SECTION 7.10.       Eligibility; Disqualification.........................76
SECTION 7.11.       Preferential Collection of Claims Against the
                      Company.............................................77

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.       Termination of the Company's Obligations..............77
SECTION 8.02.       Legal Defeasance and Covenant Defeasance..............79
SECTION 8.03.       Conditions to Legal Defeasance or Covenant
                      Defeasance..........................................80
SECTION 8.04.       Application of Trust Money............................83
SECTION 8.05.       Repayment to the Company..............................83
SECTION 8.06.       Reinstatement.........................................84

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.       Without Consent of Holders............................84
SECTION 9.02.       With Consent of Holders...............................85
SECTION 9.03.       Releases of Collateral................................87
SECTION 9.04.       Compliance with TIA...................................87
SECTION 9.05.       Revocation and Effect of Consents.....................87
SECTION 9.06.       Notation on or Exchange of Notes......................88
SECTION 9.07.       Trustee To Sign Amendments, Etc.......................88

                                   ARTICLE TEN

                             [INTENTIONALLY OMITTED]

                                 ARTICLE ELEVEN

                                   GUARANTEES

SECTION 11.01.      Unconditional Guarantee...............................89
SECTION 11.02.      [Intentionally Omitted]...............................90
SECTION 11.03.      Severability..........................................90
SECTION 11.04.      [Intentionally Omitted]...............................90
SECTION 11.05.      Limitation of Guarantor's Liability...................90
SECTION 11.06.      Guarantors May Consolidate, Etc. on Certain
                      Terms...............................................91
SECTION 11.07.      Contribution..........................................92
SECTION 11.08.      Waiver of Subrogation.................................92
SECTION 11.09.      Execution of Guarantee................................93

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01.      TIA Controls..........................................94
SECTION 12.02.      Notices...............................................94
SECTION 12.03.      Communications by Holders with Other Holders..........95
SECTION 12.04.      Certificate and Opinion as to Conditions
                      Precedent...........................................95
SECTION 12.05.      Statements Required in Certificate or Opinion.........96
SECTION 12.06.      Rules by Trustee, Paying Agent, Registrar.............96

SECTION 12.07.      Legal Holidays........................................96
SECTION 12.08.      GOVERNING LAW.........................................97
SECTION 12.09.      No Adverse Interpretation of Other Agreements.........97
SECTION 12.10.      No Recourse Against Others............................97
SECTION 12.11.      Successors............................................97
SECTION 12.12.      Duplicate Originals...................................98
SECTION 12.13.      Severability..........................................98

Signatures

Schedule I - Existing Debt
Schedule II - Permitted Transactions
Schedule III - Budget

Exhibit A - Form of Note due 2005........................................A-1
Exhibit B - Form of Note due 2002........................................B-1
Exhibit C - Form of General Security Agreement...........................C-1
Exhibit D - Form of Collateral Agency Agreement..........................D-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE, dated as of October 1, 1999, between Geokinetics Inc., a Delaware corporation (the "Company"), as issuer, the Guarantors signatory hereto
(the "Guarantors") and [          ], a [          ], as Trustee (the "Trustee").

            The Company has duly authorized the creation of an issue of 13 1/2% Senior Secured Notes due 2002 (the "2002 Notes") and an issue of 13 1/2% Senior Secured Notes due 2005 (the "2005 Notes" and, together with thE 2002 Notes, the "Notes"), and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

            Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01.      DEFINITIONS.

            "2002 MATURITY DATE" means September 15, 2002.

            "2005 MATURITY DATE" means September 15, 2005.

            "2002 NOTE" has the meaning provided in the preamble to this Indenture, and shall be substantially in the form of EXHIBIT B attached hereto.

            "2005 NOTE" has the meaning provided in the preamble to this Indenture, and shall be substantially in the form of EXHIBIT A attached hereto.

            "ACCELERATION NOTICE" has the meaning provided in Section
6.02(a).

            "ACCELERATION NOTICE" has the meaning provided in
Section 6.02(a).

            "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

            "ADDITIONAL COLLATERAL" has the meaning provided in
Section 4.25.

            "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. For the purposes of this Indenture, none of the Institutional Purchasers (as defined in the Securities Purchase Agreement) will be deemed Affiliates of the Company or its Subsidiaries.

            "AFFILIATE TRANSACTION" has the meaning provided in Section
4.11.

            "AGENT" means any Registrar, Paying Agent or co-Registrar.

            "ASSET ACQUISITION" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company or shall be merged with or into the Company or any Subsidiary of the Company, or
(b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $1,000,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
Section 5.01, and (iii) the creation (but not the foreclosure) of any Lien not prohibited by Section 4.18.

            "AUTHENTICATING AGENT" has the meaning provided in
Section 2.02.

            "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "BUSINESS DAY" means a day that is not a Legal Holiday.

            "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations that is included on a balance sheet of such Person at such date, determined in accordance with GAAP.

            "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of such Person's corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Service ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

            "CASH INTEREST" means cash interest payable on (i) all outstanding 2002 Notes at a rate of 13 1/2% per annum, and (ii) all outstanding 2005 Notes at a rate of 13 1/2% per annum.

            "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the "Voting Stock") of the Company; (iv) either Steven A. Webster or William R. Ziegler ceases to beneficially own, directly or indirectly, in the aggregate at least 80% of the Capital Stock of the Company owned by such Person as of the Issue Date (other than Capital Stock owned of record by Blackhawk Capital Partners or Blackhawk Investors, L.L.C.); (v) either Steven A. Webster or William R. Ziegler ceases to be a member of the Board of Directors of the Company other than by reason of death or disability; or (vi) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, any of the Permitted Holders.

            "CHANGE OF CONTROL DATE" has the meaning provided in
Section 4.15.
            "CHANGE OF CONTROL OFFER" has the meaning provided in
Section 4.15.

            "COLLATERAL" means all of the Pledged Collateral, (including all Pledged Securities) and any Mortgaged Real Property.

            "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement by and among the Collateral Agent and the initial Holders substantially in the form of EXHIBIT D hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "COLLATERAL AGENT" means Firstar Bank, N.A., in its capacity as collateral agent for the Holders.

            "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

            "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges LESS any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise becoming liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or becoming liable for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date and (2) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization of debt discount or amortization or write-off of deferred financing costs), plus (ii) the product of (x) the amount of all dividend payments on any Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid in cash or, without duplication and with respect to Disqualified Capital Stock, accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

            "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the cash and non-cash interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) without duplication of any amount in clause (i), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued (in each case, without duplication) by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales (without regard to the exclusions set forth in the proviso to the definition thereof), (b) after-tax items classified as extraordinary or non-recurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person by such Person, (e) the net income of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discon-tinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and
(h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, the aggregate net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

            "CONSOLIDATED NET WORTH" means, with respect to any Person for any date of determination, the sum of (i) stated capital with respect to Capital Stock of such Person and additional paid-in capital, and (ii) retained earnings (or minus accumulated deficit) of such Person and its Subsidiaries, less, to the extent included in the foregoing, amounts attributable to Disqualified Capital Stock, each item determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period).

            "COVENANT DEFEASANCE" has the meaning provided in Section 8.02.

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

            "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

            "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "EXISTING DEBT" means Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date, as set forth on SCHEDULE I hereto.

            "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

            "FUNDING GUARANTOR" has the meaning provided in Section 11.07.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession of the United States, which are in effect as of December 31, 1998.

            "GDC" means Geophysical Development Corporation, a Texas corporation.

            "GENERAL SECURITY AGREEMENT" means the Security Agreement executed and delivered by the Company and each Guarantor substantially in the form of EXHIBIT C hereto, except for such changes as shall have been approved by the Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

            "GUARANTEE" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether by agreement to keep-well or to maintain financial condition or otherwise); PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

            "GUARANTEE" means the guarantee of the Company's Obligations hereunder made by a Guarantor in favor of the Holders pursuant to the terms of
Article 11 hereof.

            "GUARANTORS" means all of the Subsidiaries of the Company (other than (x) Quantum Geophysical Services, Inc. and (y) in the Company's discretion, any Subsidiary the assets of which have a book value of not more than $1,000,000) existing on the date hereof and any Person who becomes a Guarantor pursuant to Section 4.19.

            "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

            "INCUR" has the meaning provided in Section 4.12.

            "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through

(v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all net obligations under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. Indebtedness shall in any event exclude trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

            "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

            "INTEREST SWAP OBLIGATIONS" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by apply-ing either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

            "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude (i) extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be, and (ii) any transaction involving the purchase or other acquisition (including by way of merger) of Capital Stock of any Person by the Company and its Subsidiaries to the extent such purchase or other acquisition is in exchange for Qualified Capital Stock of the Company. For the purposes of
Section 4.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by any repayment of principal or a return of capital, as the case may be, and by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such repayment of principal, return of capital, payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such repayment of principal, return of capital, payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or dispo-sition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Subsidiary not sold or disposed of.

            "ISSUE DATE" means October 1, 1999.

            "LEGAL DEFEASANCE" has the meaning provided in Section 8.02.

            "LEGAL HOLIDAY" has the meaning provided in Section 11.07.

            "LIEN" means, with respect to any property, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind thereon (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) and any assignment or other conveyance of a right to receive income or profits therefrom.

            "MATURITY DATE" means the 2002 Maturity Date and the 2005 Maturity Date, as either may be applicable.

            "MORTGAGE" means a term loan and revolving credit mortgage or deed of trust, assignment of rents, security agreement and fixture filing creating and evidencing a Lien on each Mortgaged Real Property, which shall be in form and substance reasonably acceptable to the Collateral Agent, in any event containing such schedules and including such additional provisions and other deviations as shall be necessary to conform such document to applicable or local law or as shall be customary under local law and made and which shall be dated the date of delivery thereof by the owner of the Mortgaged Real Property described therein for the benefit of the Collateral Agent, as mortgagee, assignee and secured party, as the same may at any time be amended or supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

            "MORTGAGED REAL PROPERTY" means each Real Property pledged pursuant to Section 4.25 and all other mortgaged property under each Mortgage.

            "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents in-cluding payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness secured by such asset that is required to be repaid in connection with such Asset Sale, (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (e) all distributions and other payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

            "NET PROCEEDS OFFER" has the meaning provided in Section 4.16.

            "NET PROCEEDS OFFER PAYMENT DATE" has the meaning provided in
Section 4.16.

            "NET PROCEEDS OFFER TRIGGER DATE" has the meaning provided in
Section 4.16.

            "NOTES" has the meaning provided in the preamble to this Indenture.

            "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing or otherwise relating to any Indebtedness, including with respect to any rights to rescission.

            "OFFICER" means, with respect to any Person, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the

Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

            "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 12.04 and 12.05, as they relate to the making of an Officers' Certificate.

            "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be counsel for the Company, and who is reasonably acceptable to the Trustee and not rendered by any employee of the Company or any of its Affiliates or Subsidiaries complying with the requirements of Sections 12.04 and 12.05, as they relate to the giving of an Opinion of Counsel.

            "PAYING AGENT" has the meaning provided in Section 2.03.

            "PERMITTED HOLDERS" means Steven A. Webster, William R. Ziegler, Blackhawk Capital Partners, Blackhawk Investors, L.L.C., the initial institutional Purchasers (as defined in the Securities Purchase Agreement) and their respective Affiliates.

            "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

            (i) Indebtedness under the Notes, Guarantees and this Indenture;

            (ii) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

            (iii) Indebtedness of a Wholly Owned Subsidiary of the Company to the Company or to a Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Subsidiary of the Company; PROVIDED that if as of any date any Person other than the Company or a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

            (iv) Indebtedness of the Company to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien; PROVIDED that
      (a) any Indebtedness of the Company to any Wholly Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

            (v) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of incurrence;

            (vi) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds or similar requirements in the ordinary course of business;

            (vii) Refinancing Indebtedness;

            (viii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebted-ness and Capitalized Lease Obligations do not in the aggregate exceed $500,000;

            (ix) guarantees by the Company and its Wholly Owned Subsidiaries of each other's Indebtedness; PROVIDED that such Indebtedness is permitted to be incurred under this Indenture;

            (x) Existing Debt;

            (xi) Indebtedness of the Company or any Wholly-Owned Subsidiary under insurance premium finance contracts (with terms of twelve months or less) incurred in the ordinary course of business which Indebtedness does not in the aggregate exceed $500,000; and

            (xii) additional Indebtedness of the Company in an aggregate principal amount not to exceed $500,000 at any one time outstanding.

For the purpose of determining compliance with Section 4.12, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses, (B) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP and (C) so as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees of, or obligations in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

            "PERMITTED INVESTMENTS" means: (i) Investments by the Company or any Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Subsidiary of the Company, PROVIDED that such Wholly Owned Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise;
(ii) Investments in the Company by any Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obli-gations under the Notes and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for BONA FIDE business purposes not in excess of $250,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments (x) constituting accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, PROVIDED that nothing in this clause shall prevent the Company or any Subsidiary from providing such concessionary trade terms as management deems reasonable in the circumstances,
(y) resulting from settlements or compromises of accounts receivable or trade payables in the ordinary course of business, and (z) in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (vii) Investments consisting of non-cash proceeds, or made by the Company or its Subsidiaries as a result of consideration, received in connection with an Asset Sale made in compliance with Section 4.16.

            "PERMITTED LIENS" means the following types of Liens:

(i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), including, in any such case, any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

(iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property or minor irregularities of title incident thereto in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(vi) any interest or title of a lessor under any Capitalized Lease Obligation; PROVIDED that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness which may be incurred under clause (viii) of the definition of "Permitted Indebtedness"; PROVIDED, HOWEVER, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets being acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction;

(viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

(xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(xii) Liens securing Indebtedness under Currency Agreements;

(xiii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; PROVIDED that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company; and

(xiv) Liens securing obligations pursuant to the Security Documents.

            "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "PIK INTEREST" means pay-in-kind interest payable on all outstanding Notes for which Cash Interest is not paid pursuant to Section 2.12 in the form of the issuance of (x) with respect to the 2002 Notes, additional 2002 Notes at the rate of 13 1/2% per annum, and (y) with respect to the 2005 Notes, additional 2005 Notes at the rate of 13 1/2% per annum, in each case payable semi-annually, on the principal amount of such outstanding Notes.

            "PLEDGED COLLATERAL" means all the Pledged Collateral as defined in each of the Security Agreements.

            "PLEDGED SECURITIES" means all Pledged Securities as defined in each of the Security Agreements.

            "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

            "PROCEEDS PURCHASE DATE" has the meaning provided in
Section 4.16.

            "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company.

            "PUBLIC EQUITY OFFERING" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

            "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property.

            "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

            "QUALIFIED RIGHTS" means options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), other than any such rights that, by their terms or upon the happening of any event, are mandatorily redeemable or redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

            "QUARTER" means, with respect to any Person, a fiscal quarterly period of such Person. If during the 45-day period immediately following the completion of any Quarter (or, if the Quarter is the last Quarter of the fiscal year, then the 90-day period immediately following the completion of such Quarter), a calculation is required to be made under Article Four and financial statements of such Person for such Quarter are unavailable, any calculation for the immediately preceding four Quarters (or, if fewer, all Quarters as shall have ended after the Issue Date and prior to the Quarter for which such financial statements are unavailable) required under Article Four shall be based instead upon the four Quarters (or, if fewer, all Quarters as shall have ended after the Issue Date and prior to the Quarter for which such financial statements are unavailable) immediately preceding the Quarter for which such financial statements are not available (giving effect to all adjustments required under Article Four in respect of events occurring subsequent to the close of such Quarters on which such calculation is to be based).

            "REAL PROPERTY" means all right, title and interest of the Company or any Guarantor or its respective Subsidiaries (including, without limitation, any leasehold estate) in and to a parcel of real property acquired by the Company or any Guarantor together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

            "RECORD DATE" means the Record Dates specified in the Notes, whether or not a Legal Holiday.

            "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

            "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

            "REFERENCE DATE" has the meaning provided in Section 4.10.

            "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with
Section 4.12 (other than pursuant to clauses (ii)-(ix), clause (xi) and clause
(xii) of the definition of "Permitted Indebtedness"), in each case that does not
(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

            "REGISTRAR" has the meaning provided in Section 2.03.

            "REPLACEMENT ASSETS" has the meaning provided in Section 4.16.

            "RESTRICTED PAYMENT" has the meaning provided in Section 4.10.

            "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

            "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement dated October 1, 1999 among the Company, the Guarantors and the parties named therein, as the same may be amended or modified from time to time in accordance with the terms thereof.

            "SECURITY AGREEMENTS" means and includes the General Security Agreement and any other general security agreements delivered pursuant to
Section 4.25 or 4.26.

            "SECURITY DOCUMENTS" means each of the Security Agreements, the Mortgages and any other documents utilized to pledge as Collateral for the Obligations owing to the Trustee or any Holder pursuant to the terms of this Indenture, the Notes, the Guarantees and each Security Document or secured by any of the Security Documents any property or assets of whatever kind or nature.

            "SEISMIC OPERATIONS" means the seismic acquisition services of the Company and its Subsidiaries, as described in the Company's Exchange Act Reports.

            "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act; PROVIDED that GDC shall be a Significant Subsidiary.

            "SUBSIDIARY," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "SURVIVING ENTITY" has the meaning provided in Section 5.01.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

            "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

            "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Capital Stock, as the case may be, at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

      SECTION 1.02. INCORPORATION BY REFERENCE OF TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture security holder" means a Holder or a Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

      SECTION 1.03. RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular; and

            (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                    THE NOTES

      SECTION 2.01. FORM AND DATING.

            The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A and EXHIBIT B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

            The terms and provisions contained in the 2005 Notes and the 2002 Notes, annexed hereto as EXHIBIT A and EXHIBIT B, respectively, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

      SECTION 2.02. EXECUTION AND AUTHENTICATION;
                    AGGREGATE PRINCIPAL AMOUNT.

            Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes. Each Guarantor, if any, shall execute the Guarantee in the manner set forth in
Section 11.09.

            If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate Notes for original issue, upon written orders of the Company in the form of an Officers' Certificate in an aggregate principal amount not to exceed $58,525,331; PROVIDED that, except as provided in Section 2.07, (a) (i) the sum of the aggregate principal amount of
(x) 2002 Notes issued on the Issue Date and (y) 2002 Notes issued pursuant to an additional investment in the 2002 Notes of up to $1,000,000 made on or prior to the 60th day after the Issue Date, shall not exceed $6,000,000 and (ii) additional 2002 Notes issued as PIK Interest pursuant to Section 2.12 in lieu of Cash Interest shall not exceed $837,338 and (b) additional 2005 Notes issued as PIK Interest pursuant to Section 2.12 in lieu of Cash Interest shall not exceed $6,329,993. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication.

            The Trustee shall not be required to authenticate Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture in a manner which is not reasonably acceptable to the Trustee.

            The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Notes shall be issuable in fully registered form only, without coupons.

      SECTION 2.03. REGISTRAR AND PAYING AGENT.

            The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

      SECTION 2.04. PAYING AGENT TO HOLD ASSETS IN TRUST.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

      SECTION 2.05. NOTEHOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

      SECTION 2.06. TRANSFER AND EXCHANGE.

            When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of the same series of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

            The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

      SECTION 2.07. REPLACEMENT NOTES.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of the same series if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company, and shall be entitled to the benefits of this Indenture.

      SECTION 2.08. OUTSTANDING NOTES.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives an Opinion of Counsel that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

      SECTION 2.09. TREASURY NOTES.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

      SECTION 2.10. TEMPORARY NOTES.

            Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. Such Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes.

      SECTION 2.11. CANCELLATION.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surren-dered to the Trustee for cancellation pursuant to this Section 2.11.

      SECTION 2.12. PAYMENT OF INTEREST; DEFAULTED INTEREST.

            Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered in the register maintained by the Registrar at the close of business on the Record Date for such interest. On each Interest Payment Date through and including September 15, 2000, the Company, at its option, may pay interest on the Notes in the form of Cash Interest or PIK Interest; thereafter the Company shall pay Cash Interest on each Interest Payment Date.

            If the Company defaults in a payment of interest on the Notes, such interest shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and the Company shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

      SECTION 2.13. CUSIP NUMBER.

            The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

      SECTION 2.14. DEPOSIT OF MONEYS.

            Prior to 11:00 a.m. New York City time on each Interest Payment Date that Cash Interest is paid or due and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

      SECTION 2.15. PERSONS DEEMED OWNERS.

            Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the register maintained by the Registrar as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2.12) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                                 ARTICLE THREE

                                   REDEMPTION

      SECTION 3.01. NOTICES TO TRUSTEE.

            If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

            The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate of the Company stating that such redemption shall comply with the conditions contained herein and in the Notes.

      SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

            If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a PRO RATA basis, unless such method is otherwise prohibited; PROVIDED, FURTHER, HOWEVER, that all 2002 Notes must be redeemed before any 2005 Notes may be redeemed without the prior written consent of all Holders of 2002 Notes. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      SECTION 3.03. NOTICE OF REDEMPTION.

            At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

            Each notice for redemption shall identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) the subparagraph of the Notes pursuant to which such redemption is being made;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, to the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

            (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

            (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

      SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in Section 2.12.

      SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

            On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to moneys owed as obligations to the Trustee pursuant to Article Seven.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

      SECTION 3.06. NOTES REDEEMED IN PART.

            Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes of the same series equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

      SECTION 4.01. PAYMENT OF NOTES.

            The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date (i) U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or (ii) additional Notes representing PIK Interest in accordance with Section 2.12 hereof.

            The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

            The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

      SECTION 4.03. CORPORATE EXISTENCE.

            Except as otherwise permitted by Article Five and Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of the Company or any Subsidiary of the Company, if the Board of Directors of the Company shall determine in good faith (which such determination shall be evidenced by a Board Resolution) that the preservation thereof is no longer desirable in the conduct of the business of the Company and its respective Subsidiaries taken as a whole and the loss thereof is not adverse in any material respect to the Holders; and PROVIDED FURTHER that any Subsidiary of the Company may consolidate with, merge into, or transfer or distribute all or part of its properties and assets to, the Company or any Wholly Owned Subsidiary of the Company.

      SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (y) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves have been taken or (z) the failure to pay or discharge, or cause to be paid or discharged such tax, assessment, charge or claim would not reasonably be expected to result in a material adverse effect on the business operations or financial condition of the Company.

      SECTION 4.05. MAINTENANCE OF PROPERTIES AND INSURANCE.

            (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; PROVIDED, HOWEVER, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or such Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

            (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

      SECTION 4.06. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

            (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of their activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) The annual financial statements delivered pursuant to Section
4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof.

            (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 12.02 hereof, by registered or certified mail or by telegram, telex or fac-simile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

      SECTION 4.07. COMPLIANCE WITH LAWS.

            The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

      SECTION 4.08. SEC REPORTS.

            (a) So long as the Notes are outstanding, if the Company is required to file annual or quarterly reports with the SEC under Section 13 or 15(d) of the Exchange Act, the Company (at its own expense) shall file with the SEC and shall file with the Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA ss. 314(a).

            (b) At the Company's expense, the Company shall cause an annual report, if furnished by it to its stockholders generally and each quarterly or other financial report if furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders.

            (c) If the Company is not required to file annual or quarterly reports with the SEC under Section 13 or 15(d) of the Exchange Act for any fiscal period ending after the Issue Date, the Company shall cause its consolidated financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditor's report by an accounting firm of nationally established reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act if the Company had a class of securities listed on a national securities exchange, to be so filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 90 days after the end of each fiscal year and within 45 days after the end of each of the Company's first three fiscal quarters in each fiscal year.

            (d) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

      SECTION 4.09. WAIVER OF STAY, EXTENSION OR USURY LAWS.

            The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any such Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Notes or performing its Guarantee, as the case may be, and as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 4.10. LIMITATION ON RESTRICTED PAYMENTS.

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable (y) to the Company or a Wholly Owned Subsidiary of the Company or (z) in Qualified Capital Stock or Qualified Rights of the Company) on or in respect of shares of its Capital Stock to holders of such Capital Stock,
(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property) shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (y) 100% of (1) the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company and (2) the aggregate net proceeds (as defined below) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company upon conversion or exchange of Indebtedness of the Company (other than such Indebtedness that is subordinate or junior in right of payment to the Notes); plus (z) without duplication and to the extent amounts would not be included in Consolidated Net Income, the sum of (1) the aggregate amount returned in cash on or with respect to Investments

(other than Permitted Investments) made subsequent to the Issue Date, and (2) the net cash proceeds received by the Company or any Subsidiary from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company), PROVIDED, HOWEVER, that with respect to all Investments, the sum of clauses (1) and (2) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

            For the purposes of this Section 4.10, the net proceeds from the issuance of shares of Qualified Capital Stock of the Company upon conversion or exchange of Indebtedness shall be deemed to be an amount equal to the net book value of such Indebtedness (plus the additional amount required to be paid upon such conversion, if any), less any cash payment on account of fractional shares; the "net book value" of Indebtedness shall be the amount received by the Company on the incurrence of such Indebtedness, as adjusted on the books of the Company to the date of conversion or exchange.

            Notwithstanding the foregoing, clauses (ii) and (iii) set forth in the first paragraph of this Section do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) the acquisition or retirement for value of any shares of Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, either (i) solely in exchange for shares of Qualified Capital Stock or Qualified Rights of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or Qualified Rights of the Company; (3) the acquisition or retirement for value of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes solely in exchange for shares of Qualified Capital Stock or Qualified Rights of the Company; (4) the purchase, redemption, acquisition or other retirement for value of shares of Capital Stock of the Company held by directors, officers or employees of the Company or options on any such shares or related stock appreciation rights or similar securities owned by such directors, officers or employees upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued in an aggregate amount not to exceed $2,000,000 in the aggregate or (5) Restricted Payments not to exceed $25,000 in the aggregate. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause
(iii) of the first paragraph of this Section, (y) amounts expended pursuant to clauses (1), (2)(ii), (4) and (5) shall be included in such calculation and (z) amounts expended pursuant to clauses (2)(i) and (3) shall be excluded from such calculation.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

      SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

            (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions conducted in good faith, the terms of which are fair and reasonable to the Company or such Subsidiary and which are no less favorable to the Company or such Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained herein, the transactions set forth on SCHEDULE II hereto are hereby permitted. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $250,000 shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, including a majority of the disinterested Directors, if any, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related

Affiliate Transactions related to a common plan) that involves an aggregate fair market value or payments to an Affiliate, as the case may be, of more than $1,000,000, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

            (b) The foregoing restrictions shall not apply to (i) reasonable fees, compensation and out-of-pocket expenses paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions between or among the Company and any of its Subsidiaries or exclusively between or among such Subsidiaries, PROVIDED that such transactions are not otherwise prohibited by this Indenture;
(iii) Restricted Payments and Permitted Investments permitted by this Indenture; and (iv) the issuance of Notes and warrants in connection with the transaction described in the Securities Purchase Agreement.

      SECTION 4.12. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND
                    ISSUANCE OF DISQUALIFIED CAPITAL STOCK.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) nor issue any shares of Disqualified Capital Stock, nor permit any of its Subsidiaries to issue any shares of Disqualified Capital Stock; PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Capital Stock and the Subsidiaries of the Company may incur Acquired Indebtedness in each case if on the date of the incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving effect to the incur-rence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.50 to 1.0.

      SECTION 4.13. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                    AFFECTING SUBSIDIARIES.

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or lease governing a leasehold or ownership interest of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired or relating to any property acquired by the Company or any of its Subsidiaries after the Issue Date, PROVIDED that such encumbrance or restriction exists of the time such property is acquired, relates only to the property which is acquired and was not incurred in connection with, or in anticipation or contemplation of, such acquisition; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;
(6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2),
(4) or (5) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5) above; or (7) agreements restricting the sale or other disposition of any property securing Indebtedness which constitutes a Permitted Lien on such property.

      SECTION 4.14. PAYMENTS ON 2002 NOTES.

            The Company shall not pay Cash Interest on the 2002 Notes on an Interest Payment Date if the Company does not concurrently pay Cash Interest on all outstanding 2005 Notes on such Interest Payment Date.

      SECTION 4.15. CHANGE OF CONTROL.

            The Company shall make an offer to purchase no later than the date upon which a Change of Control occurs (the "Change of Control Date") all outstanding Notes (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount of all outstanding Notes plus accrued interest thereon, if any, to the date of purchase, but installments of interest, the maturity of which is on or prior to the Change of Control Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in Section 2.12.

            The Company may utilize such procedures in connection with the Change of Control Offer as the Company' Board of Directors deems appropriate; PROVIDED, HOWEVER, that at least 10 Business Days prior to the Change of Control Date, the Holders shall have received all information concerning such Change of Control as is reasonably available to the Company.

            On or before the Change of Control Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) forward to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that no 2005 Notes may be so purchased until all 2002 Notes so tendered have been purchased. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this
Section 4.15, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof. The Company's obligation to purchase the Notes pursuant to the Change of Control Offer is conditioned upon the Change of Control being effected.

      SECTION 4.16. LIMITATION ON ASSET SALES.

            (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); (ii) at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (PROVIDED that the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any such Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for the purposes of this provision); and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses the same, similar or reasonably related thereto ("Replacement Assets"). Subject to the last sentence of this paragraph, on the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued interest thereon, if any, to the date of purchase, but installments of interest, the maturity of which is on or prior to the Proceeds Purchase Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in Section 2.12; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

            The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $1,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $1,000,000, shall be applied as required pursuant to the preceding paragraph).

            In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor entity shall be deemed to have sold such portion, if any, of the properties and assets of the Company and its Subsidiaries not so transferred the fair market value of which exceeds the fair market value (as determined in good faith by the Company's Board of Directors) of the property and assets of such successor entity immediately prior to consummation of such transaction for purposes of this cove-nant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold as aforesaid shall be deemed to be Net Cash Proceeds for purposes of this
Section 4.16.

            Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

            (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the second paragraph of subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

            (1) that the Net Proceeds Offer is being made pursuant to Section
      4.16 and that all Notes tendered will be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be pur-chased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

            (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

            On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company; PROVIDED that no 2005 Notes may be so purchased until all 2002 Notes so tendered have been purchased. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

SECTION 4.17. LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES.

            The Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company.

      SECTION 4.18. LIMITATION ON LIENS.

            The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, unless, except in the case of Liens securing Indebtedness that is subordinate or junior in right of payment to the Notes which shall not be permitted, the Notes are equally and ratably secured, except for (i) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect as of the Issue Date; (ii) Liens securing the Notes or the Guarantees; (iii) Liens of the Company or a Wholly Owned Subsidiary of the Company on assets of any Subsidiary of the Company; (iv) Liens securing Refinancing Indebtedness which is incurred to Refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED, HOWEVER, that such Liens (y) are no less favorable to the Holders and are no more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (z) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; and (v) with respect to items of Collateral, Liens permitted by the applicable Security Document and with respect to all other property, Permitted Liens.

      SECTION 4.19. ADDITIONAL GUARANTORS.

            The Company shall cause any Subsidiary (other than Quantum Geophysical Services, Inc.) with a net book value greater than $1,000,000 to execute and deliver (i) a supplemental indenture to this Indenture providing for the guarantee of payment of the Notes by such Subsidiary pursuant to the terms of Article Eleven hereof and (ii) a guarantee in the form attached to the Note hereto.

      SECTION 4.20. LIMITATION ON ISSUANCE OF SHARES OF SUBSIDIARIES.

            The Company shall not permit any of its Subsidiaries to issue shares of Capital Stock (other than director's qualifying shares) to any Person other than the Company or a Wholly Owned Subsidiary of the Company; PROVIDED that (i) if the issuing Subsidiary is not a Wholly Owned Subsidiary, the issuing Subsidiary may also simultaneously issue additional shares of Capital Stock of the same class to other shareholders of the issuing Subsidiary so long as such issuance will not reduce the percentage of Capital Stock of the issuing Subsidiary which was owned by the Company or its Subsidiaries immediately prior to such issuance; and (ii) a Subsidiary may issue Capital Stock to any Person to the extent that and subject to the conditions un-der which the Company or another Subsidiary of the Company holding the Capital Stock of such issuing Subsidiary would be permitted to sell, transfer or otherwise dispose of such Capital Stock in an Asset Sale pursuant to Section 4.16.

      SECTION 4.21. NON-GUARANTOR SUBSIDIARY.

            The Company shall not permit Quantum Geophysical Services, Inc. to engage in any business other than the leasing of equipment owned or leased by it on the Issue Date to the Company or a Guarantor.

      SECTION 4.22. CONDUCT OF BUSINESS.

            The Company shall not, and shall not permit its Subsidiaries to, engage in any businesses which are not the same as, similar or reasonably related to the businesses in which the Company and its Subsidiaries are engaged on the Issue Date.

      SECTION 4.23. LIMITATION ON SEISMIC OPERATIONS.

            The Company shall, and shall cause its Subsidiaries to, (a) cease entering into new contracts to provide, and proceed to complete or terminate (if termination can be effected without material monetary penalty) all existing contracts to provide, Seismic Acquisition Services within 10 Business Days following the end of any period the Consolidated EBITDA of the Company resulting from Seismic Operations as of the last day of any calendar month ending during such period, commencing October 1, 1999, on a cumulative basis, is at least $100,000 less than the amount for such period shown on Schedule III hereto, and
(b) terminate all businesses relating to Seismic Operations as soon as practicable thereafter.

      SECTION 4.24. EQUAL SECURITY FOR NOTES AND GUARANTEES; NO FURTHER NEGATIVE
                    PLEDGES.

            (a) If the Company or any Guarantor shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired and whether or not such property or assets constitutes Collateral, other than Liens permitted by the applicable Security Document (unless prior written consent to the creation or assumption thereof shall have been obtained from the majority of the Holders), the Company shall, and shall cause GDC or any applicable Guarantor to, make or cause to be made effective provisions whereby the Obligations owing to the Trustee (if at the time there is a Trustee) or any Holder pursuant to the terms of this Indenture, the Notes, the Guarantees and each Security Document will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; PROVIDED that this covenant shall not be construed as consent by the majority of the Holders to any violation by the Company of the provisions of Section 4.18.

            (b) Except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness permitted hereunder (which Indebtedness relates solely to the acquisition or improvement of such specific property), neither the Company nor any Guarantor shall take or omit to take any action which action or omission would have the result of adversely affecting or impairing the security interest granted under any Security Documents, or shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

      SECTION 4.25. PLEDGE OF ADDITIONAL COLLATERAL.

            Subject to Section 4.24(b), and in any event within 30 days after the acquisition by the Company or any Guarantor of (i) Real Property, (ii) assets of the type that would have constituted Collateral pursuant to the appropriate Security Document on the Issue Date or (iii) capital stock or other equity interests of any Guarantor (whether by capital contribution or acquisition) (collectively, the property described in clauses (i), (ii), (iii) above and the assets of any Guarantor described in clause (iii) above, the "Additional Collateral"), the Company will, and will cause each Guarantor to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, entering into or amending Security Documents or, in the case the Company or any Guarantor creates or acquires a Subsidiary, entering into such additional pledge agreements and security agreements in form and substance satisfactory to the Collateral Agent to grant to the Collateral Agent a perfected first priority Lien in such Collateral pursuant to and to the full extent required by the Security Documents, this Indenture, the Notes and the

Guarantees. All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, costs of counsel for the Collateral Agent, shall be for the account of the Company, which shall pay all sums due on demand.

      SECTION 4.26. SECURITY INTERESTS.

            The Company will, and will cause the Guarantors to, perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing in any appropriate jurisdiction under the provisions of the UCC, local law or any statute, rule or regulation of any applicable jurisdiction which are necessary in order to maintain or confirm in favor of the Collateral Agent for the benefit of the Holders a valid and perfected Lien on the Collateral and any Additional Collateral, subject to no Liens except for Liens expressly permitted by the applicable Security Document. The Company shall, as promptly as practicable after the filing of any financing statements, deliver or cause to be delivered to the Trustee acknowledgment copies of, or copies of lien search reports confirming the filing of, financing statements duly filed under the UCC in all jurisdictions as may be necessary or, in the reasonable judgment of the Collateral Agent, desirable to perfect the Lien created, or purported or intended to be created, by each Security Document.

      SECTION 4.27. CASH MAINTENANCE.

            The Company shall maintain cash or Cash Equivalents balances of at least the amount set forth below during each calendar month ending on each date listed below:

                                                            Minimum Cash or Cash
Calendar Month                                               Equivalents Balance
--------------                                              --------------------
October 31, 1999 .....................................              $2,064,000
November 30, 1999 ....................................              $1,834,000
December 31, 1999 ....................................              $1,650,000
January 31, 2000 .....................................              $1,355,000
February 29, 2000 ....................................              $1,095,000
March 31, 2000 .......................................                $848,000
April 30, 2000 .......................................                $601,000
May 31, 2000 .........................................                $439,000

June 30, 2000 ........................................                $334,000
July 31, 2000 ........................................                $459,000
August 31, 2000 ......................................                $584,000
September 30, 2000 ...................................                $569,000
October 31, 2000 .....................................                $554,000
November 30, 2000 ....................................                $539,000
December 31, 2000 ....................................                $524,000

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

      SECTION 5.01. MERGER, CONSOLIDATION AND SALE OF ASSETS.

            (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any Person (other than the merger of a Wholly Owned Subsidiary of the Company into the Company), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and its Subsidiaries) to any Person whether as an entirety or substantially as an entirety unless:

            (1) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation, partnership, limited liability company or business trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Secu-rity Documents on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), (i) the Company or the Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (ii) the Company or the Surviving Entity, as the case may be, shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction;

            (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

            (4) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.16) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity expressly assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company could satisfy the provisions of clause (2) of Section 5.01(a). Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Subsidiary of the Company need only comply with clause (4) of
Section 5.01(a).

            Notwithstanding the foregoing, this Section 5.01 shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors of the Company) to change the state of incorporation of the Company and such transaction does not have as one of its purposes the evasion of the limitations imposed by this Section.

            When a successor assumes all of the obligations of the Company under the Notes and this Indenture in a transaction permitted by this Section 5.01, the Company will be deemed to be released from those obligations.

      SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

      SECTION 6.01. EVENTS OF DEFAULT.

            Each of the following constitutes an "Event of Default":

            (1) failure to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of five days; or

            (2) failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); or

            (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 10 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a failure to comply with Section 4.10, Section 4.12, Section 4.15, Section 4.23, Section 4.24, Section 4.25,
      Section 4.26, Section 4.27 or Section 5.01, which shall constitute Events of Default upon notice but without passage of time); or

            (4) the Company fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money of the Company or any Subsidiary of the Company or interest thereon, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness not paid at final stated maturity or which has been accelerated aggregates $500,000 or more at any time; or

            (5) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 30 days after such judgment or judgments become final and non-appealable; or

            (6) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it,
      (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

            (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (8) any Guarantee ceases to be in full force and effect or any Guarantee is declared to be null and void and unenforceable or any Guarantee is found to be invalid or any guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantee in accordance with Section 11.06); or

                  (9) any material breach by the Company of a representation or warranty (as of the Issue Date) or covenant contained in the Securities Purchase Agreement.

      SECTION 6.02. ACCELERATION.

            (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable.

            (b) If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing with respect to the Company, all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel from the Company that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

      SECTION 6.03. OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Each Holder, by accepting a Note, acknowledges that the exercise of remedies by the Collateral Agent with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Collateral Agent in accordance with Section 6.10 hereof.

      SECTION 6.04. WAIVER OF PAST DEFAULTS.

            Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal (other than principal due by reason of acceleration) of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

      SECTION 6.05. CONTROL BY MAJORITY.

            Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and PROVIDED further that this provision shall not affect the rights of the Trustee set forth in Section 7.01(d).

      SECTION 6.06. LIMITATION ON SUITS.

            A Holder, other than a state of the United States of America or a political subdivision thereof, may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holders offer to the Trustee indemnity in its sole discretion satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request, PROVIDED, that this Section 6.06(3) shall not apply to a Holder that is a State of the United States of America or a political subdivision thereof;

            (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

            (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

      SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

            If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, GDC, any Guarantor, if any, or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in
Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

      SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under Section
7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.10. PRIORITIES.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee and the Collateral Agent for amounts due under Section 7.07 and for amounts due under the Security Documents;

            Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

            Third: to Holders of 2002 Notes until all 2002 Notes are repaid for amounts due and unpaid on 2002 Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on 2002 Notes for principal and interest, respectively;

            Fourth: to Holders of 2005 Notes until all 2005 Notes are repaid for amounts due and unpaid on 2005 Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on 2005 Notes for principal and interest, respectively; and

            Fifth: to the Company, the Guarantors, if any, or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

      SECTION 6.11. UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. Such costs shall not apply to, and such costs shall not be assessed in connection with, a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

      SECTION 7.01. DUTIES OF TRUSTEE.

            (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of a Default or an Event of
Default:

            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

      SECTION 7.02. RIGHTS OF TRUSTEE.

            Subject to Section 7.01:

            (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificates, Opinions of Counsel or both, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificates or Opinions of Counsel.

            (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

            (f) The Collateral Agent may (but shall not be obligated to) without the consent of the Holders, give any waiver or approval required under the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of the Security Documents, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

            (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

      SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      SECTION 7.04. TRUSTEE'S DISCLAIMER.

            The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes or the Security Documents, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication. The Trustee shall not be responsible for and makes no representation as to the value or condition of the Collateral or any part thereof, or as to the title of the Company or any Guarantor thereto, or as to the security afforded thereby or hereby, or as to the validity or genuineness of any Collateral pledged and deposited with the Collateral Agent. The Trustee makes no representation with respect to the validity or perfection, if any, of Liens granted under this Indenture or the Security Documents.

      SECTION 7.05. NOTICE OF DEFAULT.

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

      SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

            Within 60 days after each December 15, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

            The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

      SECTION 7.07. COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, consultants and counsel.

            The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust and its duties under this Indenture and the Security Documents including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; PROVIDED that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without their written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company' payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; PROVIDED, HOWEVER, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

      SECTION 7.08. REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

            The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, pow-ers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee in connection with the rights and duties hereunder prior to such replacement.

      SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED that such corporation shall be otherwise qualified and eligible under this Article Seven.

      SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(B); PROVided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Notes.

      SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

            The Trustee, in its capacity as Trustee hereunder, and the Collateral Agent, in its capacity as Collateral Agent under the Security Documents, each shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company, as obligor on the Notes.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

      SECTION 8.01. TERMINATION OF THE COMPANY'S OBLIGATIONS.

            The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  (a) either (i) pursuant to Article Three, a notice of redemption to each Holder of the redemption of all of the Notes shall be given within three months under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

                  (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Notes, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal of, premium, if any, and interest on the outstanding Notes, on the dates on which such payments are due and payable in accordance with the terms of this Indenture, to maturity or redemption; PROVIDED that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes;

                  (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

                  (d) the Company shall have paid all other sums payable by it hereunder; and

                  (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuers' obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel that binds or affects the Company.

            Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

      SECTION 8.02. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

            (a) The Company may, at its option by Board Resolution of its Board of Directors, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

            (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company' obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of their option under paragraph (c) hereof.

            (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their obligations under the covenants contained in Sections 4.03 through
4.27 and Article Five hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph
(c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6) (solely with respect to Persons other than the Company) or 6.01(7) (solely with respect to Persons other than the Company) shall not constitute Defaults or Events of Default.

      SECTION 8.03. CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

            The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Notes, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on the Notes; PROVIDED that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

                  (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing (x) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or (y) insofar as Sections 6.01(6) and 6.01(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with (other than the condition in clause
      (d)(y)); and

            (h) the Company shall have delivered to the Trustee an Opinion of Counsel substantially to the effect that, assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

      SECTION 8.04. APPLICATION OF TRUST MONEY.

            The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U. S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      SECTION 8.05. REPAYMENT TO THE COMPANY.

            Subject to Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company or such Guarantor. After payment to the Company or such Guarantor, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

      SECTION 8.06. REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; PROVIDED that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 9.01.      WITHOUT CONSENT OF HOLDERS.

            The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

            (1) to cure any ambiguity, defect or inconsistency; PROVIDED that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

            (2) to comply with Article Five;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

            (6) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Holders hereunder or under the Security Documents; or

            (7) to reflect a Guarantor ceasing to be liable on the Guarantees because it is no longer a Subsidiary of the Company or to reflect additional Guarantors;

PROVIDED that Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

      SECTION 9.02. WITH CONSENT OF HOLDERS.

            (a) Subject to Section 6.07, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes, any Guarantee or any Security Document, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company or the Guarantors with any provision of this Indenture, the Notes, the Guarantees or the Security Documents without notice to any other Holder.

            (b) No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

            (1) reduce the amount of Notes whose Holders must consent to an amendment;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

            (4) make any Notes payable in money other than that stated in the Notes;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note or Guarantee on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default, other than ones with respect to the payment of principal of or interest on the Notes;

            (6) amend, modify, change or waive any provision of this Section
      9.02;

            (7) amend, modify or change in any material respect the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer in respect of any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated;

            (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms hereof;

            (9) modify Article Eleven or the definitions used in Article Eleven to adversely affect the Holders of the Notes in any material respect; or

            (10) after the original issuance date of the Notes, amend, modify, change or waive the priority in right of payment of the Holders of the 2002 Notes set forth in Sections 3.02, 4.15, 4.16 and 6.10.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      SECTION 9.03. RELEASES OF COLLATERAL.

            (a) None of the Collateral under any Security Document or this Indenture may be released without the consent of Holders of 662/3% of the aggregate principal amount of Notes then outstanding, except as set forth in
Section 9.03(b).

            (b) Collateral may be released or otherwise disposed without the consent of the Holders if such releases or dispositions are permitted under the terms of this Indenture.

            (c) If Collateral or proceeds from the sale of Collateral is paid or delivered to Holders of 2005 Notes in contravention of the priority provisions of Sections 3.02, 4.15, 4.16 or 6.10, such Holders will be deemed to hold such Collateral or proceeds in trust for the benefit of Holders of 2002 Notes.

      SECTION 9.04. COMPLIANCE WITH TIA.

            Every amendment, waiver or supplement of this Indenture or the Notes shall, except as may otherwise be provided in any order of the SEC pursuant to TIA ss. 304(d), comply with the TIA as then in effect.

      SECTION 9.05. REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subse-quent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

      SECTION 9.06. NOTATION ON OR EXCHANGE OF NOTES.

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

      SECTION 9.07. TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall execute any amendment, supplement or waiver authorized or permitted pursuant to this Article Nine; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE TEN

                             [INTENTIONALLY OMITTED]

                                 ARTICLE ELEVEN

                                   GUARANTEES

      SECTION 11.01.     UNCONDITIONAL GUARANTEE.

            Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section
11.05. Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

      SECTION 11.02. [Intentionally Omitted].

      SECTION 11.03. SEVERABILITY.

            In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 11.04. [Intentionally Omitted].

      SECTION 11.05. LIMITATION OF GUARANTOR'S LIABILITY.

            Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.07, result in the Obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

      SECTION 11.06. GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

            (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

            (b) Except as set forth in Article Four, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all of the assets of a Guarantor to a corporation other than the Company or another Guarantor (whether or not affiliated with the Guarantor); PROVIDED, HOWEVER, that, subject to Sections 11.06(a), either (x) the transaction is an Asset Sale consummated in accordance with Section 4.16, or (y)
(i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in such transaction), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, together with an Officers' Certificate of the Company and an Opinion of Counsel stating that the transaction and such supplemental indenture comply with this Indenture, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance that is not an Asset Sale consummated in accordance with Section 4.16, upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

      SECTION 11.07. CONTRIBUTION.

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under this Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a PRO RATA amount based on the Consolidated Net Worth of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's Obligations with respect to this Guarantee.

      SECTION 11.08. WAIVER OF SUBROGATION.

            Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contemplation of such benefits.

      SECTION 11.09. EXECUTION OF GUARANTEE.

            To evidence their guarantee to the Noteholders specified in Section 11.01, the Guarantors hereby agree to execute the Guarantee in substantially the form of EXHIBIT A recited to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS



      SECTION 12.01. TIA CONTROLS.

            Except as may otherwise be provided in any order of the SEC pursuant to TIA ss. 304(d), if any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      SECTION 12.02. NOTICES.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company or any Guarantor:

            Geokinetics Inc.
            8401 Westheimer
            Suite 150
            Houston, Texas 77063
            Facsimile No.:  (713) 850-7330
            Attn:  Chairman of the Board

            if to the Trustee:

            [                       ]

            Facsimile No.:  [             ]
            Attn:  Corporate Trust Department

            The Company, the Guarantors, if any, and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors, if any, or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      SECTION 12.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, if any, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

      SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate of the Company, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

      SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

      SECTION 12.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

      SECTION 12.07. LEGAL HOLIDAYS.

            A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      SECTION 12.08. GOVERNING LAW.

            THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY AND EACH GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE. THE COMPANY AND EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 12.02.

      SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 12.10. NO RECOURSE AGAINST OTHERS.

            A director, officer, employee, stockholder or incorporator, as such, of the Company, the Guarantors, if any, or the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

      SECTION 12.11. SUCCESSORS.

            All agreements of the Company and the Guarantors, if any, in this Indenture, the Notes and the Guarantees, if any, shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

      SECTION 12.12. DUPLICATE ORIGINALS.

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

      SECTION 12.13. SEVERABILITY.

            In case any one or more of the provisions in this Indenture or in the Notes or the Guarantees, if any, shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    Company:

                                    GEOKINETICS INC.


                                    By:____________________
                                      Name:
                                      Title:


                                    Guarantors:

                                    GEOKINETICS PRODUCTION
                                      CO., INC.


                                    By:___________________
                                      Name:
                                      Title:

                                   QUANTUM GEOPHYSICAL, INC.


                                    By:___________________
                                      Name:
                                      Title:


                                    GEOSCIENCE SOFTWARE
                                      SOLUTIONS, INC.


                                    By:___________________
                                      Name:
                                      Title:

                                    SIGNATURE GEOPHYSICAL SERVICES,
                                      INC.


                                    By:___________________
                                      Name:
                                      Title:


                                    RELIABLE EXPLORATION,
                                      INCORPORATED


                                    By:___________________
                                      Name:
                                      Title:


                                    GEOPHYSICAL DEVELOPMENT
                                      CORPORATION


                                    By:____________________
                                      Name:
                                      Title:

                                    Trustee:

                                    [                       ],
                                      as Trustee

                                    By:____________________
                                      Name:
                                      Title:

                                   SCHEDULE I

                                 [Existing Debt]

                                   SCHEDULE II


                            [Permitted Transactions]

                                  SCHEDULE III


                                    [Budget]

                                                       CUSIP No.:

                                GEOKINETICS INC.

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                      13 1/2% SENIOR SECURED NOTE DUE 2005

No.                                                         $

            GEOKINETICS INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to or
registered assigns, the principal sum of                  Dollars ($         )
on September 15, 2005.

            Interest Payment Dates:  March 15 and September 15

            Record Dates:  March 1 and September 1

            Reference is made to the further provisions of this Note contained on the reverse hereof or elsewhere herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                    GEOKINETICS INC.


                                    By:________________________________
                                      Name:
                                      Title:

                                    By:________________________________
                                      Name:
                                      Title:

CERTIFICATE OF AUTHENTICATION

            This is one of the 13 1/2% Senior Secured Notes due 2005 referred to in the within-mentioned Indenture.


                                    [                       ],
                                      as Trustee


Dated:  [              ]            By:_________________________________
                                          Authorized Signatory

                              (REVERSE OF SECURITY)

                      13 1/2% SENIOR SECURED NOTE DUE 2005

            1. INCORPORATION BY REFERENCE OF PROVISIONS OF THE Indenture. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture referred to below.

            2. INTEREST. GEOKINETICS INC., a Delaware corporation (the "Company," which term includes any successor entity), promises to pay interest on the principal amount of this 13 1/2% Senior Secured Note due 2005 (i) on each Interest Payment Date through and including September 15, 2000, at the option of the Company, in the form of Cash Interest or PIK Interest and (ii) on each Interest Payment Date thereafter, in the form of Cash Interest. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 1, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

            3. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and Cash Interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and Cash Interest by its check payable (in immediately available funds) in U.S. Legal Tender or, at the request of a Holder, by wire transfer in immediately available funds to an account specified in writing by a Holder. The Company may deliver any such interest payment to the Holder's registered address or such other address or account as the Holder may designate in writing.

            4. PAYING AGENT AND REGISTRAR. Initially, [                     ], a
[                ] (the "Trustee"), will act as Paying Agent and Registrar. The
Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

            5. INDENTURE. The Company issued the Notes and up to $6,837,338 aggregate principal amount of 13 1/2% Senior Secured Notes due 2002 under an Indenture, dated as of [ ] (the "Indenture"), between the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as the 13 1/2% Senior Secured Notes due 2005 of the Company. The Notes are limited in aggregate principal amount to $51,687,993; PROVIDED that (a) the aggregate principal amount of Notes issued on the Issue Date shall be limited to $45,358,000 and (b) the aggregate principal amount of additional Notes issued as PIK Interest shall be limited to $6,329,993. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are secured obligations of the Company and are entitled to the benefit of the Security Documents and the Collateral.

            6.    REDEMPTION.

            (a) OPTIONAL REDEMPTION. The Notes will be redeemable, subject to
Section 3.02 of the Indenture, at the Company's option, in whole at any time or in part from time to time after September 15, 2001, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on September 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

            YEAR                                           PERCENTAGE
            ----                                           ----------
            2001...................................         106.750%
            2002...................................         105.063%
            2003...................................         103.375%
            2004...................................         101.680%
            2005 and thereafter....................         100.000%


            (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time prior to September 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined in the Indenture) to redeem up to 100% but not less than 50% of the aggregate principal amount of Notes originally issued at a redemption price equal to 113.5% of the principal amount thereof, plus, in each case, accrued interest to the date of redemption.

            In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

            7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, if moneys for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

            8. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and prior to the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture; PROVIDED that no Notes may be so purchased until all 2002 Notes so tendered have been purchased.

            9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

            11. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            12. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in Section 9.02(b) of the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes and 2002 Notes (collectively, the "Notes Issue") then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes Issue then outstanding. Without notice to or consent of any Holder, the Company, and the Guarantors, when authorized by a Board Resolution, may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture, comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, make any change that would provide any additional benefit or rights to the Holders, make any other change that does not adversely affect in any material respect the rights of any Holder of a Note or add or remove Guarantors as provided in the Indenture.

            13. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey, otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, or continue its Seismic Operations. The Indenture also requires the Company to maintain certain levels of cash or Cash Equivalents. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report on compliance with such limitations.

            14. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

            15. DEFAULTS AND REMEDIES. Events of Default shall be as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes Issue then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes Issue then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            16. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or its respective Affiliates as if it were not the Trustee.

            17. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            18. GOVERNING LAW. THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THIS NOTE AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            19. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            20. PROVISIONS OF INDENTURE, THE GENERAL SECURITY AGREEMENT AND THE COLLATERAL AGENCY AGREEMENT. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of each of the Indenture, the General Security Agreement and the Collateral Agency Agreement, as the same may be amended from time to time.

            21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            22. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            23. PRIORITIES UPON ACCELERATION AND LIQUIDATION. Pursuant to
Section 6.10 of the Indenture, holders of 2002 Notes have priority in right of payment to Holders of Notes upon acceleration of principal and accrued interest on the Notes and upon liquidation of the Company so long as any 2002 Notes are outstanding.

            24. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Geokinetics Inc., 8401 Westheimer, Suite 150, Houston, Texas 77063, Attn: President.

                                 ASSIGNMENT FORM


            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
               (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint_____________________________________ , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:.________________  Signed: _________________________
                                (Sign exactly as your name
                                appears on the other side
                                of this Note)

Signature Guarantee: ____________________________

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 1, 2001, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [CHECK ONE]

(1)  __    the Company or a subsidiary thereof; or

(2)  __    pursuant to and in compliance with Rule 144A under the
           Securities Act; or

(3)  __    to an institutional "accredited investor" (as defined in Rule
           501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Company a signed letter containing certain representations and agreements (the form of which is attached below); or

(4)  __    outside the United states to a "foreign person" in compliance with
           Rule 904 of Regulation S under the Securities Act; or

(5)  __    pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)  __    pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (3), (4), (5) or (6) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Date: _____________________         Signed: ___________________
                                    (Sign exactly as your name
                                    appears on the other side
                                    of this Note)

Signature Guarantee:  ______________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: _____________________         _____________________________
                                    NOTICE: To be executed by an
                                            executed officer

                         [FORM OF LETTER TO BE COMPLETED
                      BY PURCHASER IF (3) ABOVE IS CHECKED]

Ladies and Gentlemen:

            1. The undersigned understands that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Notes and in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act.

            2. The undersigned understands that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. The undersigned agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if it should sell, pledge or otherwise transfer any Notes it will do so only (1) (w) inside the United States to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel, if the Company so requests), (x) to the Company, (y) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (z) pursuant to an effective registration statement under the Securities Act and (2) in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction, and the undersigned further agrees to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            3. The undersigned understands that, on any proposed resale of any Notes, it may be required to furnish the Company such certification and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Notes purchased by it will bear a legend to the foregoing effect.

            4. The undersigned is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and the undersigned and any accounts for which it is acting are each able to bear the economic risk of our or its investment, as the case may be.

            5. The undersigned is acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which the undersigned exercises sole investment discretion.

Date:________________________________   _____________________________________
                                        NOTICE: To be executed by an
                                                executed officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                  Section 4.15 [     ]
                  Section 4.16 [     ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$___________________


Dated: __________________        ____________________________________
                                 NOTICE: The signature on this
                                 assignment must correspond with
                                 the name as it appears upon the
                                 face of the within Note in
                                 every particular without alteration
                                 or enlargement or any change
                                 whatsoever and be guaranteed by the
                                 endorser's bank or broker.

Signature Guarantee: ____________________________________

                            SENIOR SECURED GUARANTEE


            Geokinetics Production Co., Inc., Quantum Geophysical, Inc., Geoscience Software Solutions, Inc., Signature Geophysical Services, Inc., Reliable Exploration, Incorporated and Geophysical Development Corporation (the "Guarantors") have unconditionally guaranteed on a senior secured basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise and the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee, the Indenture and the Security Documents are expressly set forth in Article Eleven of the Indenture and the Security Documents, and reference is hereby made to such Indenture and the Security Documents for the precise terms of the Guarantee therein made. This Guarantee is limited under the Indenture and the Security Documents to the extent necessary not to constitute a fraudulent conveyance.

            No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantees by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.

            The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                    GEOKINETICS PRODUCTION
                                      CO., INC.


                                    By:___________________
                                      Name:
                                      Title:


                                    QUANTUM GEOPHYSICAL, INC.


                                    By:___________________
                                      Name:
                                      Title:


                                    GEOSCIENCE SOFTWARE
                                      SOLUTIONS, INC.


                                    By:___________________
                                      Name:
                                      Title:


                                    SIGNATURE GEOPHYSICAL SERVICES,
                                      INC.


                                    By:___________________
                                      Name:
                                      Title:

                                    RELIABLE EXPLORATION,
                                      INCORPORATED


                                    By:___________________
                                      Name:
                                      Title:


                                    GEOPHYSICAL DEVELOPMENT
                                      CORPORATION


                                    By:____________________
                                      Name:
                                      Title:

            FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $628.00; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $372.00; (3) THE ISSUE DATE IS OCTOBER 1, 1999; AND
(4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 28.382%.

                                                       CUSIP No.:

                                GEOKINETICS INC.

                      13 1/2% SENIOR SECURED NOTE DUE 2002

No.                                                         $

            GEOKINETICS INC., a Delaware corporation (the "Company," which term
includes any successor entity), for value received promises to pay         to or
registered assigns, the principal sum of                                 Dollars
($         ) on September 15, 2002.

            Interest Payment Dates:  March 15 and September 15

            Record Dates:  March 1 and September 1

            Reference is made to the further provisions of this Note contained on the reverse hereof or elsewhere herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                    GEOKINETICS INC.


                                    By: _____________________________
                                      Name:
                                      Title:


                                   By: _____________________________
                                      Name:
                                      Title:

CERTIFICATE OF AUTHENTICATION

            This is one of the 13 1/2% Senior Secured Notes due 2002 referred to in the within-mentioned Indenture.


                                    [                       ],
                                      as Trustee


Dated:  [              ]            By:_____________________________________
                                          Authorized Signatory

                              (REVERSE OF SECURITY)

                      13 1/2% SENIOR SECURED NOTE DUE 2002

            1. INCORPORATION BY REFERENCE OF PROVISIONS OF THE Indenture. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture referred to below.

            2. INTEREST. GEOKINETICS INC., a Delaware corporation (the "Company," which term includes any successor entity), promises to pay interest on the principal amount of this 13 1/2% Senior Secured Note due 2002 (i) on each Interest Payment Date through and including September 15, 2000, at the option of the Company, in the form of Cash Interest or PIK Interest and (ii) on each Interest Payment Date thereafter, in the form of Cash Interest; PROVIDED that any payment of Cash Interest will be subject to Section 4.14 of the Indenture. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 1, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

            3. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. All payments of Cash Interest on the Notes are subject to Section 4.14 of the Indenture. The Company shall pay principal and Cash Interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and Cash Interest by its check payable (in immediately available funds) in U.S. Legal Tender or, at the request of a Holder, by wire transfer in immediately available funds to an account specified in writing by a Holder. The Company may deliver any such interest payment to the Holder's registered address or such other address or account as the Holder may designate in writing.

            4. PAYING AGENT AND REGISTRAR. Initially, [                   ], a
[            ] (the  "Trustee"), will act as Paying Agent and Registrar. The
Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

            5. INDENTURE. The Company issued the Notes and up to $51,687,993 aggregate principal amount of 13 1/2% Senior Secured Notes due 2005 under an
Indenture, dated as of [           ] (the "Indenture"), between the Company, the
Guarantors and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as the 13 1/2% Senior Secured Notes due 2002 of the Company. The Notes are limited in aggregate principal amount to $6,837,338; PROVIDED that (a) the sum of the aggregate principal amount of (x) Notes issued on the Issue Date and (y) Notes issued pursuant to an additional investment of in the Notes of up to $1,000,000 made on or prior to the 60th day after the Issue Date, shall be limited in aggregate principal amount to $6,000,000 and (b) the aggregate principal amount of additional Notes issued as PIK Interest shall be limited to $837,338. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are secured obligations of the Company and are entitled to the benefit of the Security Documents and the Collateral.

            6.    REDEMPTION.

            (a) OPTIONAL REDEMPTION. The Notes will be redeemable, subject to
Section 3.02 of the Indenture, at the Company' option, in whole at any time or in part from time to time after September 15, 2001, at redemption price equal to 113.5% of the principal amount thereof plus, in each case, accrued interest to the date of redemption.

            (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time prior to September 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined in the In-denture) to redeem up to 100% but not less than 50% of the aggregate principal amount of Notes originally issued at a redemption price equal to 113.5% of the principal amount thereof plus, in each case, accrued interest to the date of redemption.

            In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

            7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, if moneys for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

            8. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and prior to the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

            11. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            12. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in Section 9.02(b) of the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes and 2005 Notes (collectively, the "Notes Issue") then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes Issue then outstanding. Without notice to or consent of any Holder, the Company, and the Guarantors, when authorized by a Board Resolution, may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture, comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, make any change that would provide any additional benefit or rights to the Holders, make any other change that does not adversely affect in any material respect the rights of any Holder of a Note or add or remove Guarantors as provided in the Indenture.

            13. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey, otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, or continue its Seismic Operations. The Indenture also requires the Company to maintain certain levels of cash or Cash Equivalents. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report on compliance with such limitations.

            14. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

            15. DEFAULTS AND REMEDIES. Events of Default shall be as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes Issue then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes Issue then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            16. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or its respective Affiliates as if it were not the Trustee.

            17. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            18. GOVERNING LAW. THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THIS NOTE AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            19. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            20. PROVISIONS OF INDENTURE, THE GENERAL SECURITY AGREEMENT AND THE COLLATERAL AGENCY AGREEMENT. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of each of the Indenture, the General Security Agreement and the Collateral Agency Agreement, as the same may be amended from time to time.

            21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            22. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            23. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Geokinetics Inc., 8401 Westheimer, Suite 150, Houston, Texas 77063, Attn: President.

                                 ASSIGNMENT FORM

            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
               (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint_______________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ________________  Signed: ________________________
                                (Sign exactly as your name
                                 appears on the other side
                                 of this Note)

Signature Guarantee: ____________________________

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 1, 2001, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [CHECK ONE]

(1)  __    the Company or a subsidiary thereof; or

(2)  __    pursuant to and in compliance with Rule 144A under the
           Securities Act; or

(3)  __    to an institutional "accredited investor" (as defined in Rule
           501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Company a signed letter containing certain representations and agreements (the form of which is attached below); or

(4)  __    outside the United states to a "foreign person" in compliance with
           Rule 904 of Regulation S under the Securities Act; or

(5)  __    pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)  __    pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (3), (4), (5) or (6) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Date: _____________________         Signed: ___________________
                                            (Sign exactly as your name
                                             appears on the other side
                                             of this Note)


Signature Guarantee:  ______________________________________

            TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: _____________________         _____________________________
                                    NOTICE: To be executed by an
                                            executive officer

                         [FORM OF LETTER TO BE COMPLETED
                      BY PURCHASER IF (3) ABOVE IS CHECKED]


Ladies and Gentlemen:

            1. The undersigned understands that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Notes and in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act.

            2. The undersigned understands that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. The undersigned agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if it should sell, pledge or otherwise transfer any Notes it will do so only (1) (w) inside the United States to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel, if the Company so requests), (x) to the Company, (y) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (z) pursuant to an effective registration statement under the Securities Act and (2) in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction, and the undersigned further agrees to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            3. The undersigned understands that, on any proposed resale of any Notes, it may be required to furnish the Company such certification and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Notes purchased by it will bear a legend to the foregoing effect.

            4. The undersigned is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and the undersigned and any accounts for which it is acting are each able to bear the economic risk of our or its investment, as the case may be.

            5. The undersigned is acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which the undersigned exercises sole investment discretion.

Date:________________________________   _____________________________________
                                        NOTICE: To be signed by an
                                                executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                  Section 4.15 [     ]
                  Section 4.16 [     ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$_________________


Dated: __________________  ____________________________________
                           NOTICE: The signature on this
                           assignment must correspond with
                           the name as it appears upon the
                           face of the within Note in
                           every particular without alteration
                           or enlargement or any change
                           whatsoever and be guaranteed by the
                           endorser's bank or broker.

Signature Guarantee: ____________________________________

                            SENIOR SECURED GUARANTEE

            Geokinetics Production Co., Inc., Quantum Geophysical, Inc., Geoscience Software Solutions, Inc., Signature Geophysical Services, Inc., Reliable Exploration, Incorporated and Geophysical Development Corporation (the "Guarantors") have unconditionally guaranteed on a senior secured basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise and the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee, the Indenture and the Security Documents are expressly set forth in Article Eleven of the Indenture and the Security Documents, and reference is hereby made to such Indenture and the Security Documents for the precise terms of the Guarantee therein made. This Guarantee is limited under the Indenture and the Security Documents to the extent necessary not to constitute a fraudulent conveyance.

            No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantees by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.

            The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                    GEOKINETICS PRODUCTION
                                      CO., INC.


                                    By:___________________
                                      Name:
                                      Title:


                                    QUANTUM GEOPHYSICAL, INC.


                                    By:___________________
                                      Name:
                                      Title:


                                    GEOSCIENCE SOFTWARE
                                      SOLUTIONS, INC.


                                    By:___________________
                                      Name:
                                      Title:


                                    SIGNATURE GEOPHYSICAL SERVICES,
                                      INC.


                                    By:___________________
                                      Name:
                                      Title:

                                    RELIABLE EXPLORATION,
                                      INCORPORATED


                                    By:___________________
                                      Name:
                                      Title:


                                    GEOPHYSICAL DEVELOPMENT
                                      CORPORATION


                                    By:____________________
                                      Name:
                                      Title: